Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of MeiraGTx Holdings plc pertaining to the MeiraGTx Holdings plc 2018 Incentive Award Plan and the MeiraGTx Holdings plc 2018 Employee Share Purchase Plan of our report dated March 11, 2021, with respect to the consolidated financial statements of MeiraGTx Holdings plc included in its Annual Report (Form 10-K) for the year ended December 31, 2020.

New York, NY

June 17, 2021